CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated December 4, 1998 on the financial statements of Advisors Series Trust -- Edgar Lomax Value Fund referred to in the Post-Effective Amendment. No. 61 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.




                                  /s/ McGladrey & Pullen, LLP


New York, New York
April 17, 2000